SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]Preliminary Proxy Statement                 [ ]Confidential, for Use of the
[x]Definitive Proxy Statement                     Commission Only (as permitted
[ ]Definitive Additional Materials                by Rule 14a-6(e)(2))
[ ]Soliciting Material Under Rule 14a-12

                        FRANKFORT FIRST BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charger)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

      2. Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

      4. Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

      5. Total fee paid:

         -----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided  by Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1. Amount Previously Paid:

         -----------------------------------------------------------------------

      2. Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

      3. Filing Party:

         -----------------------------------------------------------------------

      4. Date Filed:

         -----------------------------------------------------------------------

                      [FRANKFORT FIRST BANCORP LETTERHEAD]




                                October 13, 2000




Dear Fellow Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Frankfort First Bancorp, Inc. to be held at the main office of First Federal Savings Bank of Frankfort, 216 West Main Street, Frankfort, Kentucky on Tuesday, November 14, 2000 at 4:30 p.m., local time. Your Board of Directors and management look forward to personally greeting those stockholders able to attend.

         The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company as well as representatives of Grant Thornton LLP, the Company's independent auditors, will be present to respond to any questions the stockholders may have.

         WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. On behalf of your Board of Directors, thank you for your interest and support.

                                   Sincerely,

                                   /s/ William C. Jennings

                                   William C. Jennings
                                   President and Chief Executive Officer

--------------------------------------------------------------------------------
                          FRANKFORT FIRST BANCORP, INC.

                               216 W. MAIN STREET
                            FRANKFORT, KENTUCKY 40602
                                 (502) 223-1638
--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 14, 2000
--------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Frankfort First Bancorp, Inc. (the "Company"), will be held at the main office of First Federal Savings Bank of Frankfort, 216 West Main Street, Frankfort, Kentucky at 4:30 p.m. on Tuesday, November 14, 2000.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     1.   Election of three directors of the Company; and

     2. Transaction of such other matters as may properly come before the Meeting or any adjournments thereof.

     The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on September 29, 2000, are the stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof.

     You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/ Danny A. Garland

                                    DANNY A. GARLAND
                                    SECRETARY
Frankfort, Kentucky
October 13, 2000

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PLEASE ACT PROMPTLY.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                          FRANKFORT FIRST BANCORP, INC.
                               216 W. MAIN STREET
                            FRANKFORT, KENTUCKY 40602

                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 14, 2000
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Frankfort First Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the main office of First Federal Savings Bank of Frankfort, 216 West Main Street, Frankfort, Kentucky on Tuesday, November 14, 2000, at 4:30 p.m., local time. The accompanying notice of meeting and this Proxy Statement are being first mailed to stockholders on or about October 13, 2000.

--------------------------------------------------------------------------------
                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

         Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company, at the address shown above, by filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Meeting or by attending the Meeting and voting in person. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR SET FORTH BELOW. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Meeting.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

         The securities entitled to notice of and to vote at the Meeting consist of the Company's common stock, par value $.01 per share (the "Common Stock"). Stockholders of record as of the close of business on September 29, 2000 (the "Record Date"), are entitled to one vote for each share of Common Stock then held. As of the Record Date, there were 1,261,108 shares of Common Stock issued and outstanding.

         Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the Company and the Securities and Exchange Commission ("SEC"). Based on such reports (and certain other written information received by the Company), management knows of no persons other than those set forth below who owned more than 5% of the outstanding shares of Common Stock as of the Record Date. The following table sets forth, as of the Record Date, certain information as to those persons who were the beneficial owners of more than 5% of the Common Stock, the shares beneficially owned by the Company's Chief Executive Officer and the shares of beneficially owned by all executive officers and directors of the Company as a group.


                                                                                PERCENT OF SHARES
NAME AND ADDRESS                               AMOUNT AND NATURE OF              OF COMMON STOCK
OF BENEFICIAL OWNER                            BENEFICIAL OWNERSHIP                OUTSTANDING
-------------------                            --------------------             ------------------

T. Rowe Price Associates, Inc.                     112,500  (1)                       8.92%
100 E Pratt Street
Baltimore, Maryland

Dimensional Fund Advisors                           83,250                            6.60%
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401

John Hancock Advisors, Inc.                         72,500                            5.75%
John Hancock Place
P.O. Box 11
Boston, Massachusetts  02117

William C. Jennings                                142,379  (2)                      10.52%
President and Chief
  Executive Officer

All Executive Officers and                         347,275  (3)                      23.91%
 Directors as a Group (11 persons)

______________
(1) These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(2) Includes 92,218 shares which Mr. Jennings and his spouse have the right to purchase pursuant to the exercise of stock options which are exercisable within 60 days of September 29, 2000.
(3) Includes stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the individual's household; stock allocated through certain employee benefit plans of the Company; and stock in which the individual otherwise has either sole or shared voting and/or investment power. Includes 191,600 shares which all executive officers and directors as a group have the right to purchase pursuant to the exercise of stock options which are exercisable within 60 days of September 29, 2000.

--------------------------------------------------------------------------------
                       PROPOSAL I -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

         The Company's Board of Directors is composed of eight members. The Company's Certificate of Incorporation requires that directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three-year period, with approximately one third of the directors elected each year. The Board of Directors has nominated William M. Johnson, Frank McGrath and Herman D. Regan, Jr., all of whom are currently members of the Board, to serve as directors for a three-year period.

         If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

         Under the Company's Bylaws, directors shall be elected by a plurality of the votes of the shares present in person or by proxy at the Meeting. Votes which are not cast at the Meeting, either because of abstentions or broker nonvotes, are not considered in determining the number of votes which have been cast for or against the election of a nominee.

         Unless otherwise specified on the proxy, it is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees.

         The following table sets forth the names of the Board's nominees for election as directors of the Company and of those directors who will continue to serve as such after the Meeting. Also set forth is certain other information with respect to each person's age as of the Record Date, the year he first became a director of First Federal Savings Bank of Frankfort (the "Bank"), the expiration of his term as a director and the number and percentage of shares of the Common Stock beneficially owned as of the Record Date. With the exception of Mr. Davenport, who was initially appointed as director in September 1996, all of the individuals were initially appointed as director of the Company in 1995 in connection with the Company's incorporation.


                                           YEAR FIRST                          SHARES OF COMMON
                          AGE AS           ELECTED AS         CURRENT         STOCK BENEFICIALLY
                          OF THE           DIRECTOR OF         TERM             OWNED AS OF THE      PERCENT
       NAME              RECORD DATE        THE BANK         TO EXPIRE          RECORD DATE (1)     OF CLASS
       ----              -----------        --------         ---------          ---------------     --------

                   BOARD NOMINEES FOR TERMS TO EXPIRE IN 2003

William M. Johnson            64             1984              2000                 15,585            1.23%
Frank McGrath                 74             1973              2000                 15,585            1.23%
Herman D. Regan, Jr.          71             1988              2000                 30,585            2.41%

                         DIRECTORS CONTINUING IN OFFICE

Charles A. Cotton, III        63             1974              2001                 12,453            0.98%
Danny A. Garland              55             1981              2001                 72,725            5.56%
David G. Eddins               43             1993              2002                 20,895            1.64%
William C. Jennings (2)       64             1973              2002                142,379           10.52%
C. Michael Davenport          41             1996              2002                 23,798            1.88%

__________
(1) Includes stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the individual's household; stock allocated through certain employee benefit plans of the Company; and stock in which the individual otherwise has either sole or shared voting and/or investment power. Includes 9,895, 9,895, 9,895, 9,895, 46,109, 9,895, 92,218 and 3,798 shares which may be purchased pursuant to options which are exercisable within 60 days of September 29, 2000 by Directors Johnson, McGrath, Regan, Cotton, Garland, Eddins, Jennings (and his spouse) and Davenport, respectively.
(2) Mr. Jennings is the husband of Joyce H. Jennings who serves as Vice President of the Company, and the Bank and the father of Don Jennings who serves as Vice President of the Company and the Bank.

         The principal occupation of each director of the Company for the last five years is set forth below.

         WILLIAM M. JOHNSON is a self-employed attorney in Frankfort, Kentucky and currently serves as the attorney for the Bank. He serves on the Board of Directors of the YMCA of Frankfort, the Franklin County Development Corporation, and the Frankfort Cemetery. Mr. Johnson is a member of the Kentucky Chamber of Commerce, serves on the Board of Trustees of the Kentucky Bar Center Headquarters and is Secretary of the Capital City Performing Arts Foundation.

         FRANK MCGRATH has served as President of Frankfort Lumber Company since 1989. Prior to this date, Mr. McGrath was manager. He is a member of the Kentucky Lumber and Building Material Association, the Frankfort/Franklin County Chamber of Commerce, the Kentucky Chamber of Commerce and the Lawrenceburg First Christian Church.

     HERMAN D. REGAN, JR. served as Chairman of the Board and President of Kenvirons, Inc., a civil and environmental engineering consulting firm, from 1975 until his retirement in August, 1994. He is a registered professional engineer, a member of the Kentucky Society of Professional Engineers, and the National Society of Professional Engineers. Mr. Regan is a past Director of the Baptist Health Care Systems and is a member of the Kentucky-Tennessee Water Environment Federation, the National Water Environment Federation, the American Public Works Association, the First Baptist Church of Frankfort, Kentucky, and the University of Kentucky Alumni Association.

     DAVID G. EDDINS is a self-employed certified public accountant. He is currently a member of the Frankfort Area Chamber of Commerce, the Kentucky Chamber of Commerce, and the finance committee of the Frankfort Christian Academy.

     WILLIAM C. JENNINGS has been an employee of the Bank since 1963. Between 1980 and 1998, Mr. Jennings served as President and Chief Executive Officer of the Bank. Mr. Jennings serves as Chairman of the Board of the Bank, and as President and Chief Executive Officer of the Company. His wife, Joyce H. Jennings, serves as Vice President of the Company.

     C. MICHAEL DAVENPORT is an auctioneer, builder, developer, real estate broker, and serves as President and CEO of Davenport Broadcasting, Inc., which operates radio station WKYL 102.1 FM and the Prevention Park Health and Wellness Center. He is currently a member of the Frankfort Home Builders Association. He has served previously on the boards of P.U.S.H., the Kentucky Youth Association, the Franklin County Humane Society, and the Blue Ridge Assembly. He has served as national director of the Home Builders and is a past president of the Frankfort Area Chamber of Commerce.

     CHARLES A. COTTON, III is retired, having served as the Commissioner of the Department of Housing, Building & Construction of the Commonwealth of Kentucky from 1981 to January 2000. He is the past president and a director of the National Conference of States on Building Codes and Standards. He is also a past member of the YMCA of Frankfort Board of Directors, a past Board member of Galileons Home, President of the St. Vincent de Paul Society of Frankfort, President of the Coalition of Committed Christians Homeless Shelter and Soup Kitchen and involved with the Simon House as a Fundraiser.

     DANNY A. GARLAND has been an employee of the Bank since 1975. Mr. Garland currently serves as President and Chief Executive Officer of the Bank and Vice President and Secretary of the Company. Mr. Garland also serves on the Board of the Kentucky Book Fair. He is a member of the Frankfort Optimist Club, the Bluegrass Striders running club, the Frankfort Board of Realtors, and the Capital Community Economic and Industrial Development Authority. He is a former Frankfort City Commissioner. He is Chairman of the Multiple Sclerosis Community Leaders Lunch. He has also coached several youth basketball and baseball teams in Frankfort.

--------------------------------------------------------------------------------
                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

     The Boards of Directors of the Company and the Bank hold regular semi-monthly meetings and hold special meetings as needed. During the fiscal year ended June 30, 2000, the Company met 18 times and the Board of the Bank met 18 times. No director attended fewer than 75% in the aggregate of the total number of Board meetings held while he was a member during the fiscal year ended June 30, 2000 and the total number of meetings held by committees on which he served during such fiscal year.

     The Board of Directors of the Company has standing Audit and Compensation Committees. (The Bank has standing Executive, Loan and Investment Committees.) The Audit Committee for fiscal year 2000 consisted of Directors William M. Johnson (Chairman), David Eddins and Herman D. Regan, Jr. The Audit Committee met twice during fiscal year 2000.

     For fiscal year 2000, the Compensation Committee consisted of nonemployee Directors Charles A. Cotton, III, William M. Johnson and Frank McGrath. The Compensation Committee met once during fiscal year 2000.

         The Company does not have a standing Nominating Committee. Under the Company's Bylaws, the Board of Directors or a committee appointed by the Board acts as a nominating committee for selecting management's nominees for election as directors. The full Board of Directors served as a nominating committee for the nominees chosen for election as directors at the Meeting. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from the Company's stockholders for nominees nor, subject to the procedural requirements set forth in the Company's Certificate of Incorporation and Bylaws, established any procedures for this purpose.


--------------------------------------------------------------------------------
             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

     OVERVIEW AND OBJECTIVES. Composed of non-employee directors Charles A. Cotton, III, William M. Johnson and Frank McGrath, the Compensation Committee (the "Committee") of the Board of Directors establishes the Company's and the Bank's executive compensation policies. The Committee is responsible for developing the Company's and the Bank's executive compensation policies generally, and for implementing those policies for the Company's and Bank's executive officers, including the Chief Executive Officer. The Committee's overall objectives in designing and administering the specific elements of the Company's and the Bank's executive compensation program include providing incentives for executive officers to promote the success of the Bank and the Company; attracting, retaining and motivating executive officers for the long-term success of the Bank and the Company; and aligning executive compensation with increases in stockholder value.

     COMPONENTS OF EXECUTIVE COMPENSATION. In furtherance of the objectives it has established, the Company's and Bank's executive compensation program consists of the following components.

     o Base Salary. The Board of Directors of the Bank has approved the terms of employment agreements for Danny A. Garland, Vice President and Secretary of the Company and Chief Executive Officer and President of the Bank, and three other executive officers of the Bank. The agreements set forth the base salaries of such executive officers. In establishing base salaries, the Committee considered a number of factors, including the officer's experience, tenure, abilities and performance and reviews regional and national surveys of salaries paid to executive officers of other savings and loan holding companies and other financial institutions similar in size and other characteristics. The Committee's objective is to provide for base salaries that are competitive with the average salary paid by the Company's peers.

     o Bonuses. From time to time, the Bank has paid bonuses on a regular basis at the discretion of the Board. Bonus payments in the past have been less than fifteen (15%) percent of the annual compensation of the employee. No bonuses were paid in in fiscal years 1998 or 1999. In fiscal year 2000, bonsues were paid in the amounts of $2,625 and $1,890 to one Company officer and one Bank officer in lieu of salary increases.

     o Stock Option and Incentive Plan. The Company maintains the 1995 Stock Option and Incentive Plan (the "Option Plan") as a means of providing directors and key employees the opportunity to acquire a proprietary interest in the Company and to align their interests with those of the Company's stockholders. By encouraging stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to directors and employees of the Company and the Bank to promote the success of the business of the Company.

     Under this plan, participants are eligible to receive stock options and stock appreciation rights ("SARs"). Awards under this plan are subject to vesting and forfeiture as determined by the Committee. Options and SARs are granted at the market value of the Common Stock on the date of the grant. Thus, such awards have value only if the Company's stock price increases. The Committee believes that this plan aligns stockholder and officer's interests and helps to retain and motivate executive officers to improve long-term stockholder value. No options were granted to executive officers during fiscal year 2000.

     Deferred Compensation Plan. The Bank maintains a deferred compensation plan for the benefit of the directors and the President and Vice Presidents of the Bank. Pursuant to the terms of this plan, eligible officers may elect to defer receipt of up to 100% of their future compensation. Deferred amounts are credited to a bookkeeping account in the individual's name. Such accounts are credited quarterly with the investment return which would have resulted if such amounts had been invested, based on the individual's choice, in either the Common Stock or the Bank's highest annual rate of interest on certificates of deposit, regardless of the term. Among the purposes of this plan is to attract and retain directors and executive officers by permitting them to elect to have Common Stock measure the appreciation or depreciation of their deferred compensation and to provide them with a direct equity interest in the Company and thereby strengthen the connection between the interest of officers and directors and the interest of the Company's stockholders. See "Executive Compensation -- Selected Benefit Plans and Arrangements -- Deferred Compensation Plan."

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. William Jennings serves as President and Chief Executive Officer of the Company and as consideration for his serving in that capacity Mr. Jennings receives a base salary of $3,000 annually.

     Mr. Danny Garland has served as President and Chief Executive Officer of the Bank and Vice President and Secretary of the Company since January 1998. In establishing Mr. Garland's compensation the Committee takes into account his experience, tenure, abilities, job performance and other considerations.

     Mr. Garland's base salary is established in accordance with the terms of the employment agreement entered into between the Bank and Mr. Garland (see "Executive Compensation -- Employment Agreements") and is currently $73,500.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation Committee consists entirely of non-employee directors.

                                  THE COMPENSATION COMMITTEE
                                  Charles A. Cotton, III
                                  William M. Johnson
                                  Frank McGrath

--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

SUMMARY COMPENSATION TABLE

         The following table sets forth cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and the named executive officer of the Company and the Bank. No other executive officer received salary and bonus in excess of $100,000 during the fiscal year ended June 30, 2000.

                                                                                         LONG-TERM COMPENSATION
                                                                                     ----------------------------
                                                                                                AWARDS
                                                     ANNUAL COMPENSATION             ----------------------------
                                            --------------------------------------   RESTRICTED       SECURITIES
                                 FISCAL                              OTHER ANNUAL       STOCK        UNDERLYING      ALL OTHER
NAME                             YEAR       SALARY       BONUS      COMPENSATION(1)   AWARD(S)        OPTIONS      COMPENSATION
----                             ----       ------       -----      ---------------   --------       ----------    ------------
William C. Jennings              2000      $  3,000    $  --           $   7,200      $   --         $    --        $   --
President and Chief Executive    1999         3,000       --               6,400          --              --            --
Officer of the Company/          1998        50,458       --               6,400          --              --            --
Chairman of the Board of Directors
of the Bank

Danny A. Garland                 2000        73,500       --               7,200          --              --            --
Vice President and Secretary/    1999        73,071       --               7,200          --              --            --
of the Company/President         1998        67,500       --               7,200          --              --            --
and Chief Executive Officer
of the Bank

-------------------
(1)     "Other Annual Compensation" represents directors' fees.

OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

         The following table sets forth information concerning the value of options held by the Company's Chief Executive Officer and the named executive officer at June 30, 2000.

                                                             NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS
                        SHARES                            OPTIONS AT FISCAL YEAR-END    AT FISCAL YEAR-END (1)
                      ACQUIRED ON         VALUE           --------------------------  -------------------------
NAME                   EXERCISE         REALIZED          EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                  -----------       --------

William C. Jennings       --              $  --                  46,109/11,527               --   (2)
Danny A. Garland          --              $  --                  46,109/11,527               --   (2)

______________
(1) Represents the difference between the fair market value of the underlying shares of Common Stock at June 30, 2000 and the exercise price ($13.88 per share, as adjusted).
(2) The exercise price of Mr. Jennings' and Mr. Garland's options ($13.88 per share) exceeded the per share fair market value of the Common Stock at June 30, 2000.

PENSION PLAN

         The Bank maintains the FIRF Pension Trust (the "Pension Plan") for the benefit of all employees who are at least 21 years of age and have completed one year of service. A participant becomes fully vested after six years of service.

         The following table illustrates annual pension benefits at age 65 under the Pension Plan at various levels of compensation and years of service, assuming 100% vesting of benefits. All retirement benefits illustrated in the table below are without regard to any Social Security benefits to which a participant might be entitled.

                                                             YEARS OF SERVICE
         AVERAGE                    --------------------------------------------------------------------------
       COMPENSATION                    15               20             25               30              35
       ------------                 --------         --------       --------         --------       ----------

        $    20,000                $   3,750       $    5,000      $   6,250       $    7,500      $   8,750
             40,000                    7,500           10,000         12,500           15,000         17,500
             60,000                   11,250           15,000         18,750           22,500         26,250
             80,000                   15,000           20,000         25,000           30,000         35,000
            100,000                   18,750           25,000         31,250           37,500         43,750

         Participants in the Pension Plan will receive an annual benefit based on average salary and years of service at the time of retirement, which is not subject to offset for social security payments. Average salary for purposes of determining a participant's benefit consists of salary only, exclusive of overtime, bonuses and other special payments. At June 30, 2000, Mr. Jennings had 36 years of credited service under the Pension Plan.

SELECTED BENEFIT PLANS AND ARRANGEMENTS

         Deferred Compensation Plan. In 1994, the Bank established the First Federal Savings Bank of Frankfort Deferred Compensation Plan (the "Deferred Compensation Plan") for the exclusive benefit of members of the Bank's Board of Directors and the President and Vice Presidents of the Bank. Pursuant to the terms of the Deferred Compensation Plan, directors may elect to defer the receipt of all or part of their future fees, and eligible officers may elect to defer receipt of their future compensation. Deferred amounts are credited to a bookkeeping account in the participant's name, which will also be credited quarterly with the investment return which would have resulted if such deferred amounts had been invested, based upon the participant's choice in either the Common Stock or the Bank's highest annual rate of interest on certificates of deposit, regardless of their term. Participants may cease future deferrals any time. The Bank contributes to the Deferred Compensation Plan on a quarterly basis.

         Employment Agreement with Bank President. The Bank has entered into an employment agreement (the "Employment Agreement") with Danny A. Garland, President of the Bank. In such capacity, Mr. Garland is responsible for overseeing all operations of the Bank and for implementing the policies adopted by the Bank's Boards of Directors. The Board believes that the Employment Agreement assures fair treatment of Mr. Garland in relation to his career with the Bank by assuring him of some financial security. The Company has entered into a Guaranty Agreement with Mr. Garland whereby the Company agrees that to the extent permitted by law, it will be jointly and severally liable with the Bank for payment of all amounts due under the Employment Agreement.

         The Employment Agreement became effective June 30, 1999, and provides for a term of three years, with an annual base salary for Mr. Garland of $73,500. On each anniversary date from the date of commencement of Mr. Garland's Employment Agreement, the term of his employment will be extended for an additional one-year period beyond the then-effective expiration date, upon a determination by the Boards of Directors, who have no personal interest in the Employment Agreement, that the performance of Mr. Garland has met the required performance standards and that such Employment Agreement should be extended. The Employment Agreement provides Mr. Garland with a salary review by the Board of Directors not less often than annually, as well as with inclusion in any discretionary  bonus  plans,  retirement  and medical  plans,  customary  fringe benefits and vacation and sick leave and reimbursement for reasonable out-of-pocket expenses. Mr. Garland's Employment Agreement will terminate upon death or disability, and is terminable by the Bank for "just cause" as defined in Mr. Garland's Employment Agreement. In the event of termination for just cause, no severance benefits are available. If the Bank terminates Mr. Garland's employment without just cause, then he will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of his Employment Agreement plus an additional 12-month period. If the Employment Agreement is terminated due to the Mr. Garland's "disability" (as defined in the Employment Agreement), he will be entitled to a continuation of his salary and benefits for (i) any period during the term of the Employment Agreement and prior to the establishment of Mr. Garland's "disability" during which Mr. Garland is unable to work, and (ii) any period of "disability" which is prior to Mr. Garland's termination of employment. In the event of Mr. Garland's death during the term of his Employment Agreement, his estate will be entitled to receive his salary through the end of the month of his death. Severance benefits payable to Mr. Garland (or to his estate) will be paid in a lump sum or in installments, as he (or his estate) elects. Mr. Garland is able to voluntarily terminate his Employment Agreement by providing 90 days' written notice to the Bank's Boards of Directors, in which case he is entitled to receive only his compensation, vested rights and benefits up to the date of termination.

     Mr. Garland's Employment Agreement contains a provision stating that in the event of Mr. Garland's involuntary termination of employment in connection with, or within one year after, any change in control of the Bank or the Company, other than for "just cause," Mr. Garland will be paid within 10 days of such termination an amount equal to the difference between (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that he receives on account of the change in control. "Control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Bank's or Company's voting stock, the control of the election of a majority of the Bank's or the Company's directors, or the exercise of a controlling influence over the management or policies of the Bank or the Company. In addition, under Mr. Garland's Employment Agreement, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute at least a majority of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by at least a majority vote of the Continuing Directors, as defined in the Employment Agreement, then in office. Mr. Garland's Employment Agreement also provides for a similar lump sum payment to be made in the event of (a) Mr. Garland's voluntary termination of employment within the 30-day period beginning on the date of a change in control, (b) the Bank or the Company or their successor(s) in interest terminate Mr. Garland's employment without his written consent and for any reason other than Just Cause during the Protected Period, as defined in the Employment Agreement, or (c) within 90 days of certain specified events following the change in control (that occur during the Protected Period), which have not been consented to in writing by Mr. Garland, including (i) the requirement that Mr. Garland move his personal residence, or perform his principal executive functions, more than 30 miles from his primary office as of the later of the Effective Date and the most recent voluntary relocation by Mr. Garland; (ii) a material reduction in Mr. Garland's base compensation under this Agreement as the same may be increased from time to time; (iii) the failure by the Bank or the Company to continue to provide Mr. Garland with compensation and benefits provided under this Agreement as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of Mr. Garland's benefit plans in which Mr. Garland now or hereafter becomes a participant, or the taking of any action by the Bank or the Company which would directly or indirectly reduce any of such benefits or deprive Mr. Garland of any material fringe benefit enjoyed by him under this Agreement; (iv) the assignment to Mr. Garland of duties and responsibilities materially different from those normally associated with his position; (v) a failure to reelect Mr. Garland to the Board of Directors of the Bank or the Company, if Mr. Garland has served on such Board at any time during the term of the Agreement; or (vi) a material diminution or reduction in Mr. Garland's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Bank. The aggregate payments that would be made to Mr. Garland assuming his termination of employment under the foregoing circumstances at June 30, 2000 would have been approximately $219,765. This provision may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company. Under the terms of Mr. Garland's Employment Agreement, in the event that Mr. Garland prevails over the Company and the Bank in a legal dispute as to his Employment Agreement, he will be reimbursed for his legal and other expenses.


--------------------------------------------------------------------------------
                             DIRECTORS' COMPENSATION
--------------------------------------------------------------------------------

     Fees. The Bank's directors receive fees of $600 per month and $100 per meeting for certain committee meetings. Directors do not receive separate compensation for service on the Board of Directors of the Company.

--------------------------------------------------------------------------------
                          TRANSACTIONS WITH MANAGEMENT
--------------------------------------------------------------------------------

     The Bank offers loans to its directors, officers, and employees. These loans currently are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and to not involve more than the normal risk of collectibility or present other unfavorable features.

--------------------------------------------------------------------------------
                             STOCK PERFORMANCE GRAPH
--------------------------------------------------------------------------------

     The graph and table which follow show the cumulative total return on the Common Stock since the commencement of trading or the Common Stock on July 10, 1995 compared with the cumulative total return of (i) the Nasdaq Stock Market Index -- U.S.; and (ii) the Nasdaq Stock Market Bank Index. Cumulative total return on the stock or the index equals the total increase in value since July 10, 1995, assuming reinvestment of all dividends paid on the Common Stock or the index, respectively. The graph and table were prepared assuming that $100 was invested at the closing price on July 10, 1995 in the Common Stock and in each of the indices. The stockholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or of any particular index.


     [Line graph appears here depicting the cumulative total shareholder return of $100 invested in the Common Stock compared to $100 invested in the Nasdaq Stock Market Index-U.S. and the Nasdaq Stock Market Bank Index. Line graph begins at July 10, 1995 and plots the cumulative total return at June 30, 1996, 1997, 1998, 1999 and 2000. Plot points are provided below.]

                                  7/10/95   6/30/96  6/30/97  6/30/98  6/30/99  6/30/00
                                  -------   -------  -------  -------  -------  -------
Frankfort First Bancorp, Inc.      100      164.47   180.44   170.02   175.79   156.36
Nasdaq Stock Market Index - U.S.   100      122.73   149.23   196.97   281.11   418.04
Nasdaq Stock Market Bank Index     100      126.95   198.46   275.45   271.88   222.93

--------------------------------------------------------------------------------
                     RELATIONSHIP WITH INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

         Grant Thornton LLP were the Company's independent certified public auditors for the fiscal year ended June 30, 2000. The Board of Directors presently intends to renew the Company's arrangement with Grant Thornton LLP to be its independent certified public auditors for the 2001 fiscal year. A representative of Grant Thornton LLP is expected to be present at the Meeting to respond to appropriate questions and to make a statement, if so desired.


--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

         Pursuant to regulations promulgated under the Exchange Act, the Company's officers, directors and persons who own more than ten percent of the outstanding Common Stock are required to file reports detailing their ownership and changes of ownership in such Common Stock, and to furnish the Company with copies of all such reports. Based solely on its review of the copies of such reports received during the past fiscal year or with respect to the past fiscal year, the Company believes that, during the fiscal year ended June 30, 2000, all of its officers, directors and stockholders owning in excess of 10% of the Company's outstanding Common Stock complied with these requirements.


--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of the Board of Directors.


--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

         The  cost of  soliciting  proxies  will be borne  by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

         The Company's Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation materials or as having been incorporated herein by reference.


--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

         In order to be eligible to be considered for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office at 216 W. Main Street, Frankfort, Kentucky 40602, no later than June 15, 2001. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

         Stockholder proposals, other than those submitted pursuant to the Exchange Act, must be submitted in writing to the Secretary of the Company at the address given in the preceding paragraph not less than thirty days nor more than sixty days prior to the date of any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/ Danny A. Garland

                                   DANNY A. GARLAND
                                   SECRETARY
Frankfort, Kentucky
October 13, 2000



--------------------------------------------------------------------------------
                                    FORM 10-K
--------------------------------------------------------------------------------

         A COPY OF THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2000 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, FRANKFORT FIRST BANCORP, INC., 216 W. MAIN STREET, FRANKFORT, KENTUCKY 40602.
--------------------------------------------------------------------------------

                                 REVOCABLE PROXY
                          FRANKFORT FIRST BANCORP, INC.
                               FRANKFORT, KENTUCKY


                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 14, 2000


         The undersigned hereby appoints David G. Eddins and C. Michael Davenport, with full powers of substitution, to act as proxies for the undersigned, to vote all shares of common stock of Frankfort First Bancorp, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the main office of First Federal Savings Bank of Frankfort, 216 West Main Street, Frankfort, Kentucky, on Tuesday, November 14, 2000 at 4:30 p.m., local time, and at any and all adjournments thereof, as follows:

                                                                        VOTE
                                                              FOR      WITHHELD
                                                              ---      --------
         I.       The election as directors of all
                  nominees listed below (except as
                  marked to the contrary below).              [  ]      [  ]

                  William M. Johnson
                  Frank McGrath
                  Herman D. Regan, Jr.

                  INSTRUCTION:  TO WITHHOLD YOUR VOTE
                  FOR ANY INDIVIDUAL NOMINEE, INSERT THAT
                  NOMINEE'S NAME ON THE LINE PROVIDED BELOW.

                  ---------------------------------------------------

     The Board of Directors recommends a vote "FOR" the nominees listed above.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


       Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

       The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, a Proxy Statement dated October 13, 2000 and an annual report.

Dated: ________________________, 2000



------------------------------           -----------------------------------
PRINT NAME OF STOCKHOLDER                PRINT NAME OF STOCKHOLDER




------------------------------           -----------------------------------
SIGNATURE OF STOCKHOLDER                 SIGNATURE OF STOCKHOLDER




Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------------